Registration No. 33-



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                       FORM S-8

                                REGISTRATION STATEMENT
                                         Under
                              The Securities Act of 1933



                              CONTROL DATA SYSTEMS, INC.
                  (Exact name of issuer as specified in its charter)

        Delaware                                      41-1718075
(State of incorporation)                (I.R.S. Employer Identification No.)

                              4201 Lexington Avenue North
                             Arden Hills, Minnesota  55126
                 (Address of principal executive office and zip code)


                 Control Data Systems, Inc. 1992 Equity Incentive Plan
                               (Full title of the plan)


                                    James E. Ousley
                         President and Chief Executive Officer
                              Control Data Systems, Inc.
                              4201 Lexington Avenue North
                             Arden Hills, Minnesota  55126
                                    (612) 482-2100
               (Name, address and telephone number of agent for service)

                                      Copies to:

                                    David C. Grorud
                               Fredrikson & Byron, P.A.
                               1100 International Centre
                             Minneapolis, Minnesota  55402

(continued on following page)
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                              CALCULATION OF REGISTRATION FEE




Title of                      Proposed       Proposed
securities     Amount         maximum        maximum        Amount
to be          to be          offering price aggregate      of registra-
registered     registered*    per share**    offering price tion fee

Options to
purchase
Common Stock
under the
1992 Plan      Indefinite     $ 0.00         $ 0.00         $ 0.00

Common Stock
issuable upon
exercise of
options
granted under
the 1992       500,000
Plan           shares         $ 9.1875       $ 4,593,750    $ 1,584.06

TOTAL                                                       $ 1,584.06





* In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

**     Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on June 28, 1994.


       The purpose of this Registration Statement is to register additional shares for issuance unde the Registrant's 1992 Equity Incentive Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 33-49029, are incorporated herein by reference.

                                      SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills and State of Minnesota, on the 5th day of July, 1994.


                                        CONTROL DATA SYSTEMS, INC.
                                        (the "Registrant")



                                     By   /s/ James E. Ousley
                                        James E. Ousley, President and Chief
                                              Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                                  (Power of Attorney)

       Each of the undersigned constitutes and appoints James E. Ousley and Joseph F. Killoran his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Control Data Systems, Inc. relating to the Company's 1992 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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


Signature                       Title                         Date


/s/ James E. Ousley             President, Chief Executive    July 5, 1994
James E. Ousley                 Officer and Director (prin-
                                cipal executive officer)


/s/ J. F. Killoran              Vice President and            July 5, 1994
Joseph F. Killoran              Chief Financial Officer
                                (principal financial
                                 and accounting officer)

/s/ W. D. Bell                  Director                      July 5, 1994
W. Donald Bell


/s/ Grant A. Dove               Director                      July 5, 1994
Grant A. Dove


/s/ Marcelo A. Gumucio          Director                      July 5, 1994
Marcelo A. Gumucio


/s/ W. Douglas Hajjar           Director                      July 5, 1994
W. Douglas Hajjar


/s/ Keith Libbey                Director                      July 5, 1994
Keith A. Libbey

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549





                              CONTROL DATA SYSTEMS, INC.



                            Form S-8 Registration Statement

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                              E X H I B I T  I N D E X



                                                               Page No. in
                                                               Sequential
                                                               Numbering of
                                                               all Pages,
Exhibit                                                        including
Number         Exhibit Description                             Exhibit Pages

5              Opinion and Consent of counsel re securities
               under the Plan                                               6
23.1           Consent of counsel                               See Exhibit 5
23.2           Consent of independent accountants                           8
24             Power of attorney                                            3

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